UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 3, 2020

SVB Financial Group
(Exact name of registrant as specified in its charter)

Delaware	000-15637	91-1962278
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
3003 Tasman Drive, Santa Clara, CA 95054-1191
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (408) 654-7400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.142-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Common Stock, par value $0.001 per share	SIVB	The Nasdaq Stock Market LLC

Depositary shares, each representing a 1/40th interest in a share of 5.250% Fixed-Rate Non-Cumulative Perpetual Preferred Stock, Series A	SIVBP	The Nasdaq Stock Market LLC

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On April 3, 2020, SVB Financial Group (the “Company”) announced that Karen Hon, age 43, has been appointed to permanently serve as the Company’s Chief Accounting Officer (and principal accounting officer).  Ms. Hon had served as the Company’s Interim Chief Accounting Officer since September 13, 2019.
As previously disclosed, prior to becoming the Interim Chief Accounting Officer, Ms. Hon served in various finance and accounting roles at the Company, including Head of Financial Planning & Analysis and Controller - Corporate Accounting.  Before joining the Company in 2006, she was an auditor at KPMG LLP.   She received a bachelor’s degree from the University of British Columbia and holds a Chartered Professional Accountant designation.  Additionally, Ms. Hon has entered into the Company’s standard indemnification agreement and is also a participant in the Company’s Employee Home Ownership Program, a home mortgage benefit program for eligible non-executive employees.  She does not have any familial relationship with any director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 3, 2020	SVB FINANCIAL GROUP

	By:	/s/ DANIEL BECK
	Name:	Daniel Beck
	Title:	Chief Financial Officer